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                                                                    Exhibit 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the June 30, 2002 Form 10-QSB of our review report, dated August 15, 2002 (except for Note 20, as to which the date is September 3, 2002), accompanying the financial statements and schedules.

 /s/ Summer, Spencer & Cavanaugh
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Summer, Spencer & Cavanaugh, CPAs, Chartered
Topeka, Kansas
September 5, 2002